EXHIBIT 99.1

Canopy Monterey Bay, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 AND FINANCIAL STATEMENTS

For the year ended December 31, 2020

(Expressed in U.S. Dollars)

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members and Management of Canopy Monterey Bay LLC:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Canopy Monterey Bay LLC (“the Company”) as of December 31, 2020, the related statement of income, changes in members’ equity, and cash flows for the year ended December 31, 2020 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2021.

Draper, UT

August 19, 2022

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Canopy Monterey Bay, LLC
Balance Sheet
(U.S. Dollars)
ASSETS	December 31, 2020

Current
Cash	$540,849
Prepaid expenses	37,652
Inventory	698,729
Other assets	15,000
Total Current Assets	1,292,230

Loan receivable – related party	20,000
Operating lease right-of-use asset (Note 10)	200,198
Property and equipment, net (Note 5)	36,483
TOTAL ASSETS	$1,548,911

LIABILITIES
Current
Accounts payable and accrued expenses	$654,085
Notes payable – related parties (Note 6)	331,299
Operating lease liabilities – current portion (Note 10)	71,612
Total Current Liabilities	1,056,996

Operating lease liabilities – net of current portion (Note 10)	140,061
TOTAL LIABILITIES	1,197,057

Commitments and Contingencies

MEMBERS’ EQUITY
Members’ capital	22,000
Retained earnings	329,854
TOTAL MEMBERS’ EQUITY	351,854
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$1,548,911

The accompanying notes are an integral part of these financial statements.

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Canopy Monterey Bay, LLC

Statement of Income
(U.S. Dollars)

December 31, 2020

Sales	$8,552,366
Cost of sales	5,226,828
3,325,538

Operating Expenses
Accounting and legal	102,273
Business development	148,950
Depreciation	5,711
Insurance	54,244
Lease expense	138,337
Licenses, utilities, and office administration	229,698
Salaries and wages	996,377
1,675,590
Net Operating Income Before Other Income	1,649,948
Other expense (income)
Interest expense	42,394
Other expense	86,131
Net Income Before Income Tax	1,521,423
Provision for income taxes	(830,710)
Net Income	$690,713

The accompanying notes are an integral part of these financial statements.

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Canopy Monterey Bay, LLC

Statement of Changes in Members’ Equity
(U.S. Dollars)

	Members’ Capital	Retained Earnings	Total
Balance – December 31, 2019	$222,000	$(360,859)	$(138,859)
Members capital distribution	(200,000)	-	(200,000)
Net income	-	690,713	690,713
Balance – December 31, 2020	$22,000	$(329,854)	$351,854

The accompanying notes are an integral part of these financial statements.

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Canopy Monterey Bay, LLC
Statement of Cash Flows

Cash Resources Provided By (Used In)	2020
Operating Activities
Net income	$690,713
Items not affecting cash:
Depreciation	5,711
Interest expense on lease liability	11,475
Changes in operating assets and liabilities:
Prepaids	270,715
Inventory	(434,192)
Trade payables and accrued liabilities	149,975
Other assets	(15,000)
Cash provided by operating activities	679,397

Investing Activity
Loan receivable – related party	(20,000)
Purchase of property and equipment	(17,465)
Cash used in investing activities	(37,465)

Financing Activities
Member capital distribution	(200,000)
Cash used in financing activities	(200,000)

Net Increase in Cash	441,932
Cash– Beginning of Year	98,917
Cash– End of Year	$540,849

Supplemental Disclosures with Respect to Cash Flows (Note 9)

The accompanying notes are an integral part of these financial statements.

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Canopy Monterey Bay LLC

Notes to Financial Statements
For the year ended December 31, 2020
U.S. Dollars

1. Nature and Continuance of Operations

Canopy Monterey Bay LLC (the “Company”) is a California limited liability company organized on 25 July 2017. The Company owns one retail cannabis dispensary in the limited license jurisdiction of Seaside, California.

2. Recent Accounting Pronouncements

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework –Changes to the Disclosure Requirements for Fair Value Measurement (Topic 820). ASU 2018-13 adds, modifies, and removes certain fair value measurement disclosure requirements. ASU 2018-13 is effective for annual and interim periods beginning after 15 December 2019. Adopting this ASU did not have a significant impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) – Simplifying the Accounting for Income Taxes. ASU 2019-12 removes certain exceptions for investments, intraperiod allocations and interim calculations, and adds guidance to reduce complexity in accounting for income taxes. ASU 2019-12 is effective for annual and interim periods beginning after 15 December 2020. Early adoption is permitted. The Dispensary does not anticipate this amendment to have a significant impact on the financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the financial position, statements of operations and cash flows.

3. Significant Accounting Policies

The following is a summary of significant accounting policies used in the preparation of these financial statements.

Basis of presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and are expressed in U.S. dollars. The Company’s fiscal year end is December 31.

Cash

At 31 December 2020, the Company had $494,246 in its bank accounts and $46,603 cash on hand at is dispensary location. Cash and cash equivalents include all highly liquid investments with original maturities, when purchased, of three months or less.

Revenue recognition

The Company recognizes revenue from product sales when our customers obtain control of our products. As a retail operation, this occurs when the customers pay for the products. Upon transfer of control, the Company has no further performance obligations.

Due to the nature of the Company’s revenue from contracts with customers, the Company does not have material contract assets or liabilities that fall under the scope of ASC 606.

The Company’s revenues accounted for under ASC 606, generally, do not require significant estimates or judgments based on the nature of the Company’s revenue streams. The sales prices are generally fixed and all consideration from contracts is included in the transaction price. The Company’s contracts do not include multiple performance obligations or material variable consideration.

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Canopy Monterey Bay LLC

Notes to Financial Statements
For the year ended December 31, 2020
U.S. Dollars

Inventory

Inventory consists of finished goods available for sale at the retail store. The Company values its finished goods at the lower of the actual costs or its current estimated market value less costs to sell. The Company periodically reviews its inventory for obsolete and potentially impaired items. As of 31 December 2020, the Company has no allowance for inventory obsolescence.

Property and equipment

Property and equipment are stated at cost and are amortized over their estimated useful lives on a straight-line basis as follows:

Computer equipment	3 years
Equipment	7 years
Leasehold improvements	shorter of 15 years or the term of the lease

Income taxes

The Company operates as a limited liability company but has elected to be taxed as a C-Corp. Deferred income taxes are reported for timing differences between items of income or expense reported in the consolidated financial statements and those reported for income tax purposes in accordance with ASC 740, “Income Taxes”, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases, and for tax losses and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

The Company evaluates its uncertain tax positions and would recognize a loss contingency when it is probable that a liability has been incurred as of the date of the financial statements and the amount of the loss can be reasonably estimated. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position. The amount that is ultimately sustained for an individual uncertain tax position of for all uncertain tax positions in the aggregate could differ from the amount recognized. Management does not believe that the Company has any uncertain tax provisions.

Advertising

Advertising expenses to promote the Company’s services are expensed as incurred. Advertising expenses included in business development expense was $124,263 for the year ended December 31, 2020.

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Canopy Monterey Bay LLC

Notes to Financial Statements
For the year ended December 31, 2020
U.S. Dollars

Fair value measurements

The Company accounts for certain assets and liabilities at fair value. The hierarchy below lists three levels of fair value based on the extent to which inputs used in measuring fair value are observable in the market. We categorize each of our fair value measurements in one of these three levels based on the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

•	Level 1 – inputs are based upon unadjusted quoted prices for identical instruments in active markets.

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Level 2 – inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. the Black-Scholes model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs including interest rate curves, credit spreads, foreign exchange rates, and forward and spot prices for currencies.

•

Level 3 – inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models. Our Level 3 assets and liabilities include investments in other private entities, and goodwill and intangible assets, when they are recorded at fair value due to an impairment charge. Unobservable inputs used in the models are significant to the fair values of the assets and liabilities.

Financial assets and financial liabilities have fair values that approximate their carrying values.

Use of estimates and assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from these estimates.

Lease accounting

The Company adopted ASC 842, leases effective January 1, 2020 using a modified retrospective approach. Under ASC 842, leases are separated into two classifications: operating leases and financial leases. Lease classification under ASC 842 is relatively similar to ASC 840. For a lease to be classified as a finance lease, it must meet one of the five finance lease criteria: (1) transference of title/ownership to the lessee, (2) purchase option, (3) lease term for major part of the remaining economic life of the asset, (4) present value represents substantially all of the fair value of the asset, and (5) asset specialization. Any lease that does not meet these criteria is classified as an operating lease. ASC 842 requires all leases to be recognized on the Company’s balance sheet. Specifically, for operating leases, the Company recognizes a right-of-use asset and a corresponding lease liability upon lease commitment.

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Canopy Monterey Bay LLC

Notes to Financial Statements
For the year ended December 31, 2020
U.S. Dollars

4. Financial Instruments

The following table represents the Company’s financial instruments as of 31 December 2020:

As of 31 December 2020
Financial assets at fair value
Cash	$540,849

Financial liabilities at amortized cost
Accounts payable and accrued expenses	$654,085

Management of financial risks

The financial risk arising from the Company’s operations include credit risk, liquidity risk and interest rate risk. These risks arise from the normal course of operations and all transactions undertaken are to support the Company’s ability to continue as a going concern. The risks associated with these financial instruments and the policies on how to mitigate these risks are set out below. Management manages and monitors these exposures to ensure appropriate measures are implemented on a timely and effective manner.

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company is exposed to credit risk related to cash and cash equivalents as it holds cash in excess of federally insured limits, with major financial institutions. The Company mitigates this risk by managing and monitoring the underlying business relationship.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company ensures, as far as reasonably possible, that it will have sufficient capital in order to meet short-term business requirements, after taking into account cash flows from operations and the Company’s holdings of cash. The Company had a working capital of $235,233 at 31 December 2020 and a positive cash flows from operations for the years then ended. The Company mitigates this risk by management and monitoring operating cash flows.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to interest rate risk as it does not hold financial instruments that will fluctuate in value due to changes in interest rates.

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Canopy Monterey Bay LLC

Notes to Financial Statements
For the year ended December 31, 2020
U.S. Dollars

5. Property and Equipment

	Leasehold Improvement	Vehicles	Furniture and Equipment	Total
Cost:
Balance, 1 January, 2020	$14,538	$6,800	$6,729	$28,067
Additions	1,602	13,400	2,463	17,465
Balance, 31 December 2020	$16,140	$20,200	$9,192	$45,532

Accumulated Depreciation:
Balance, 1 January, 2020	$970	$1,407	$961	$3,338
Depreciation	1,513	2,885	1,313	5,711
Balance, 31 December 2020	$2,483	$4,292	$2,274	$9,049

Net Book Value:
At 31 December 2020	$13,657	$15,908	$6,918	$36,483

The Company recorded depreciation expense of $5,711 for the year ended December 31, 2020.

6. Related Party Transactions

The notes payable at 31 December 2020 in the amount of $331,299 were provided by two member-owners of the Company in June 2018 and were unsecured, accrued interest at 10%, and were due on January 1, 2025. The Notes were used to help secure working capital needs of the Company. The Company incurred interest expense of $42,394 for the year ended December 31, 2020. As of December 31, 2020 the Company had accrued interest of $115,127 classified within accrued expenses.

In October 2020, the Company entered into a promissory note with a Company that is majority owned by the owners of the Company for working capital needs and to purchase product. The Company entered into a $61,000 promissory note but only lent $20,000 to the related party borrower during the year ended December 31, 2020. The promissory note has a 10% interest rate and is due by April 30, 2022. The loan is collateralized by the product purchased with the loan.

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Canopy Monterey Bay LLC

Notes to Financial Statements
For the year ended December 31, 2020
U.S. Dollars

7. Members’ Equity

The Company has authorized one class of unit for its members. During the year ended December 31, 2020 the Company made distributions of $200,000 to its owners.

8. Segmented Information and Major Customers

All of the Company’s revenue generating activities and capital assets relate to this segment and are located in California, USA. During the year ended 31 December 2020, the Company had no major customer over 10% of its revenues.

9. Supplemental Disclosures with Respect to Cash Flows

The Company adopted ASC 842, Lease Accounting, on January 1, 2020 at which time the Company recognized right-of-use assets, and a corresponding increase in lease liabilities, in the amount of $276,269.

10. Operating Leases

On July 1, 2018 Company entered into a three-year lease agreement for the property located at 1900 Fremont Blvd, Seaside, CA, containing approximately 5,000 square feet. Current monthly rent is $7,416. Subsequent to December 31, 2020, the Company extended their lease with the landlord to June 2023.

On adoption of ASC 842, Lease Accounting, the Company recognized right-of-use assets, and a corresponding increase in lease liabilities, in the amount of $276,269 which represented the present value of future lease payments using a discount rate of 12% per annum.

During the year ended 31 December 2020, the Company recorded lease expense of $138,337 of which $11,475 related to the accretion of lease liabilities and the decrease of right-of-use assets. The Company made payment of $127,696 for lease payments to its landlord for the year.

Supplemental cash flow information related to leases was as follows:

Right-of-use assets obtaining in exchange for lease obligations:
Operating leases	$276,269

Weighted-average remaining lease term – operating leases	2.5 years
Weighted-average discount rate – operating leases	12%

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Canopy Monterey Bay LLC

Notes to Financial Statements
For the year ended December 31, 2020
U.S. Dollars

The discount rate of 12% was determined by the Company as the rate of interest that the Company would have to pay to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

Maturities of lease liabilities were as follows:

Year Ending 31 December	Operating Leases
2021	$91,742
2022	108,000
2023	54,000
Total lease payments	$253,742
Less imputed interest	(42,069)
Total	$211,673
Less current portion	(71,612)
Long term portion	$140,061

11. Income Taxes

The provision for income taxes consists of the following:

2020
Income tax provision:
Federal	695,989
State	134,721
Provision for income taxes	830,710

A reconciliation of the income tax expense calculated using the applicable federal statutory rate to the Company’s actual income tax expense is as follows:

2020
Federal statutory income tax rate	21.0%
State and local income taxes	8.8%
IRC 280E Disallowance	26.0%
Other	1.2%
57.0%

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Canopy Monterey Bay LLC

Notes to Financial Statements
For the year ended December 31, 2020
U.S. Dollars

Deferred income taxes are recognized for the future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities. The tax effect of temporary differences that give rise to a significant portion of the deferred tax assets and tax liabilities are as follows:

2020
Deferred tax assets:
Fixed assets	751
Less: valuation allowance	(751)
Total deferred tax assets	-
Net deferred tax asset (liability)	-

The valuation allowance for deferred tax assets decreased by $479 to $751 in 2020. In determining the carrying value of our deferred tax assets, the Company evaluated all available evidence that led to a conclusion that based upon the more-likely-than-not standard of the accounting literature, these deferred tax assets were unrecoverable.

All tax years for both federal and state purposes remain open and subject to examination by tax jurisdictions.

On March 27, 2020, the United States enacted the Coronavirus Aid, Relief and Economic Security Act (CARES Act). The CARES Act is an emergency economic stimulus package that includes spending and tax breaks to strengthen the United States economy and fund a nationwide effort to curtail the effect of COVID-19. While the CARES Act provides sweeping tax changes in response to the COVID-19 pandemic, some of the more significant provisions are the extension of the carryback period of certain losses to five years, and the suspension of the 80 percent limitation imposed by the Tax Cuts and Jobs Act of 2017 (TCJA) on utilization of net operating losses generated in 2018, 2019 and 2020 to offset taxable income generated in tax years prior to 2021. The CARES Act also increased the ability to deduct interest expense from 30 percent, as imposed by the TCJA, to 50 percent of modified taxable income. The CARES Act also provides a credit against employee wages, the opportunity to defer payment of a portion of federal payroll taxes to December 2021 and December 2022, and enhanced small business loans to assist businesses impacted by the pandemic. The Company’s tax provision and financial position was not materially impacted by the CARES Act.

On December 27, 2020, the United States enacted the Consolidated Appropriations Act, which extended and modified many of the tax related provisions of the CARES Act. The Company does not anticipate a material impact of the Consolidated Appropriations Act on its tax provision or financial position.

12. Commitments and Contingencies

The Company is not currently subject to any material legal proceedings.

13. Subsequent Events

Purchase Agreement

On December 1, 2021, Body and Mind, Inc, (“Body and Mind”) announced the entering into of two definitive agreements with the Company and the membership interest owners (the “Sellers”) of the Company to acquire an aggregate of 100% of the Company.

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Canopy Monterey Bay LLC

Notes to Financial Statements
For the year ended December 31, 2020
U.S. Dollars

The first purchase agreement (“PA #1”) between Body and Mind’s subsidiary, DEP Nevada, Inc. (“DEP”), the Company and all of the Sellers provides for the assignment of 80% of the membership interests of the Company to DEP in exchange for a purchase price of US$4.8 million comprised of US$2.5 million in cash (the “Cash Purchase Price”) and a secured promissory note in the amount of $2.3 million bearing interest at a rate of 10% per annum compounded annually and having a maturity date of five years from the effective date of PA #1. Interest is payable for the first 6 months with the principal and accrued interest due at maturity. There are no prepayment penalties. The Cash Purchase Price is to be paid into escrow pursuant to an escrow agreement between the parties to PA #1 and Secured Trust Escrow, which Cash Purchase Price is to be released to the Sellers upon the receipt of city and state approval, or returned to DEP in the event of the denial of city and state approval and the agreement is terminated, in which case the 80% membership interests will be transferred back to the Sellers and the promissory note will be terminated.

The second purchase agreement (“PA #2”) between DEP and the one continuing Seller provides for the assignment of the remaining 20% of the membership interests of the Company to DEP following the receipt of the city and state approval under PA #1 in exchange for US$1 million to be paid in either shares of common stock of Body and Mind (the “Consideration Shares”) or in cash at DEP’s sole option if such payment takes place within six (6) months following the execution of PA #1. If DEP elects to pay the purchase price in Consideration Shares, the amount of Consideration Shares shall be determined based on the 10 day volume weighted average price (“VWAP”) ending on November 30, 2021, which is US$0.3665 per share for a total of 2,728,156 shares. PA #2 contains a working capital adjustment provision, which provides that if there is a working capital deficiency as of the closing date of PA #1, then the purchase price under PA #2 shall be reduced by the amount of the deficiency, and if there is a working capital surplus as of the closing date of PA #1, then the purchase price under PA #2 shall be increased by the amount of the surplus.

On 17 June 2022, Body and Mind, through its wholly owned subsidiary, DEP, entered into the first amendment to PA #1 and PA #2 (the “First Amendment”) whereby the cash purchase price under PA #1 will be reduced from US$2.5 million to US$1.25 million and Body and Mind will issue US$1.25 million shares of common stock of Body and Mind to the Sellers based on the 10 day VWAP for the ten (10) consecutive trading days prior to the effective date of the First Amendment (the “Effective Date”) and subject to compliance with the policies of the Canadian Securities Exchange (the “CSE”). Body and Mind will also issue additional shares to Cary Stiebel equal to the difference between the amount of the shares of common stock of Body and Mind that were issued by Body and Mind to Mr. Stiebel on December 3, 2021 (the “PA #2 Shares”) and the amount of shares that Mr. Stiebel would have received had the VWAP for the PA #2 Shares been calculated as of the Effective Date (the “Additional PA #2 Shares”). Additionally, on the date that is eighteen (18) months (548 days) following the Effective Date of this First Amendment (the “Additional Share Issuance Date”) Body and Mind will issue US$100,000 worth of shares to the Sellers based on the ten (10) day VWAP and subject to compliance with the policies of the CSE, calculated as of the Additional Share Issuance Date. Furthermore, DEP shall cause Body and Mind to issue to Mr. Stiebel Three Hundred Thousand Dollars (US$300,000.00) worth of shares of common stock of Body and Mind within three (3) days following the Effective Date of this First Amendment, which shall be priced at the ten (10) day VWAP calculated as of the Effective Date of this First Amendment, and subject to compliance with the policies of the CSE (the “Additional True-up Shares”). Prior to the conclusion of the calculation of the actual working capital in accordance with PA #1 and PA #2, Sellers shall complete, execute and deliver to DEP Schedule D to the First Amendment, which shall set forth the amount of Additional True-up Shares each Seller is entitled to (as applicable) and such Additional True-up Shares shall be retitled in accordance with Schedule D to the First Amendment. In the event Schedule D to the First Amendment is not completed, executed and delivered to DEP prior to the conclusion of the calculation of the actual working capital, DEP shall have no obligation to retitle the shares and all Sellers hereby waive any claims against DEP and Body and Mind in connection with such issuance made in accordance with Section 2(b)(v) of the First Amendment. Upon conclusion of the calculation of the actual working capital in accordance with PA #1 and PA #2, the parties agree as follows:

(a) If the actual working capital is less than the target working capital of $nil, the Purchase Price (as defined in PA #2) shall be reduced by an amount equal to the difference between the target working capital and the actual working capital and all of the Additional True-up Shares shall be forfeited and retuned to Body and Mind for cancellation;

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Canopy Monterey Bay LLC

Notes to Financial Statements
For the year ended December 31, 2020
U.S. Dollars

(b) If the actual working capital is greater than the target working capital of $nil and the Additional True-up Shares are sufficient to cover the difference between the actual working capital and the target working capital (the “DEP Deficit”), the parties agree that all or a portion of the Additional True-up Shares (valued at the ten (10) day VWAP calculated as of the Effective Date of the First Amendment and subject to compliance with the policies of the CSE) shall be issued to Sellers to satisfy the DEP Deficit owed by DEP to the Sellers in accordance with Section 2.02(b) of PA #2;

(c) If the actual working capital is greater than the target working capital and the Additional True-up Shares are insufficient to cover the DEP Deficit, all of the Additional True-up Shares shall be issued to Sellers and the parties agree that any additional amounts owed to the Sellers shall be paid by DEP to the Sellers via additional shares of common stock of Body and Mind.

In addition to the terms of the First Amendment, the parties have agreed that the release of any Additional True-up Shares hereunder shall be subject to the Sellers providing written direction to DEP for the release of the Additional True-up Shares payable under the First Amendment.

Seller Consulting Services Engagement

As part of the acquisition agreements PA#1 and PA#2 on November 29, 2021, a Letter of Intent (LOI) was executed to engage the Sellers, Jayme Rivard and Cary Stiebel, as business consultants at a rate of $5,000 per month each, for 12 months beginning December 1, 2021.

Subsequently, this LOI was amended on June 2, 2022 to extend the agreement until December 31, 2024 and for Body and Mind to issue 100,000 stock options to purchase 100,000 shares of Body and Mind 's common stock to Consultant, Mr. Stiebel, and 100,000 stock options to purchase 100,000 shares of Body and Mind 's common stock to Consultant, Jayme Rivard (collectively, the "Stock Options"). The exercise price for the Stock Options shall not be lower than the greater of the closing market price of Body and Mind 's shares on (a) the trading day prior to the date of grant of the Stock Options, and (b) the date of grant of the Stock Options and will have an expiry date of five (5) years from the date of grant. Any delays by any of the Sellers (as defined in MIP A # 1) in providing requested materials, escrow instructions or otherwise failing to cooperate with Buyer will extend the Closing Deadline by an amount corresponding to the length of delay caused by Sellers. As of the date of these financial statements, the Stock Options have not been granted.

Further, this LOI was amended again on August 5, 2022 to defer all payments for consulting services from August 1, 2022 to August 1, 2023, in lieu of potential unknown working capital liabilities.

Lease

In July 2021, the Company extended their retail lease until June 30, 2023.

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